Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:
Applied Micro Circuits Corporation Scott Dawson	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Wednesday, April 26, 2006

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES FOURTH QUARTER FISCAL 2006 FINANCIAL RESULTS

Selected Q4 Highlights

•	Q4 net revenues of $67.0 million; fiscal 2006 net revenues of $261.8 million

•	Q4 GAAP net loss of $138.3 million or $(0.47) per share, after recording a nonrecurring goodwill impairment charge of $131.2 million and a $7.7 million restructuring charge

•	Q4 non-GAAP net income improved to $6.0 million or $0.02 per share; Q4 non-GAAP net operating margin measured as a percentage of revenue doubled to 5.6% from 2.8% in the prior quarter

•	Q4 quarterly revenues in the focus areas of Process, Transport and Store grew 6% sequentially; non-focus revenues declined 13% sequentially; overall revenues grew nearly 3% sequentially

•	Launched major initiative to develop a high performance processor core optimized for the needs of the converged network

•	Introduced two high-density optical transceivers for the SONET/SDH transport market

•	Completed the introduction of the 9550SX product line by shipping our first 16-port SATA RAID controller for the high performance storage market

SUNNYVALE, Calif., —April 26, 2006—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the fourth quarter of fiscal 2006.

Net revenues for the fourth quarter of fiscal 2006 were $67.0 million compared to $65.2 million reported in the third quarter of fiscal 2006 and $64.2 million reported in the fourth quarter of fiscal 2005.

Net revenues for the year ended March 31, 2006 were $261.8 million compared to $253.8 million reported for the year ended March 31, 2005.

The net loss on a generally accepted accounting principles (GAAP) basis for the fourth quarter of fiscal 2006 was $138.3 million or $(0.47) per share. This loss includes $131.2 million for the write-off of goodwill and a $7.7 million charge for restructuring costs associated with France and parts of our manufacturing operations. The fourth quarter GAAP net loss compares with net income of $584,000 or $0.00 per share for the third quarter of fiscal 2006 and a net loss of $5.3 million or $(0.02) per share for the fourth quarter of fiscal 2005. The GAAP net loss for the year ended March 31, 2006 was $148.4 million or $(0.49) per share, compared to the net loss of $127.4 million or $(0.41) per share for the year ended March 31, 2005.

The non-GAAP net income for the fourth quarter of fiscal 2006 was $6.0 million or $0.02 per share, compared to the non-GAAP net income of $4.8 million or $0.02 per share in the third quarter of fiscal 2006 and the non-GAAP net income of $3.6 million or $0.01 per share in the fourth quarter of fiscal 2005. The non-GAAP net income for the year ended March 31, 2006 was $17.9 million or $0.06 per share, compared with the non-GAAP net loss of $2.5 million or $(0.01) per share for the year ended March 31, 2005.

“During the quarter we grew our focus revenues by 6% sequentially while putting in place strategic initiatives for long-term growth,” said Kambiz Hooshmand, president and chief executive officer. “This is our fifth consecutive quarter of non-GAAP profitability and our first full fiscal year of non-GAAP profitability since 2001.”

Bob Gargus, chief financial officer commented, “On a non-GAAP basis in the fourth quarter we grew gross margins while continuing to drive down operating expenses. We are working through our revenue transitions while managing multiple initiatives to improve both growth and profitability for the company. We’re making good progress and a clear indication is the continued improvement in our non-GAAP net operating margin which doubled as a percent of revenue over the prior quarter.”

AMCC reports its financial results in accordance with GAAP and additionally provides supplemental financial data on a non-GAAP basis. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC’s management believes this non-GAAP financial data is useful and facilitates evaluating the ongoing performance of AMCC operations on a comparable basis. AMCC uses non-GAAP financial data to internally evaluate and manage our operating performance and in formulating our budget for future periods. AMCC is providing this information to investors and analysts, who may wish to use some or all of this information to analyze our current performance and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The non-GAAP results and financial measures exclude certain items which are required by GAAP such as restructuring charges, amortization and impairments of purchased intangibles, and goodwill, acquired in-process research and development charges, stock-based compensation charges, litigation settlement costs, and payroll tax on certain stock option exercises. Income taxes are adjusted to an estimated non-GAAP effective tax rate. See the attached reconciliation of the GAAP net income (loss) to the non-GAAP net income (loss), which quantifies the amounts excluded from non-GAAP results.

For More Information

AMCC management will be holding a conference call today, April 26, 2006, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the fourth quarter of fiscal 2006 and to provide guidance for the first quarter of fiscal 2007. You may access the conference call via any of the following:

Teleconference:	913-981-4902
Conference ID:	4600587
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(Available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, transporting and storing of information worldwide. The Company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-

looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to reuse or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Table Follow -

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31, 2006	March 31, 2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$335,665	$423,392
Accounts receivable, net	26,324	28,601
Inventories	24,941	18,014
Other current assets	12,618	51,448

Total current assets	399,548	521,455
Property and equipment, net	36,127	44,461
Other assets	8,685	1,965
Goodwill and purchased intangibles	381,066	534,514

Total assets	$825,426	$1,102,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,656	$24,016
Other current liabilities	37,962	101,147
Current portion of long-term debt & capital leases	—	34

Total current liabilities	62,618	125,197
Stockholders' equity	762,808	977,198

Total liabilities and stockholders’ equity	$825,426	$1,102,395

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005	Mar 31, 2006	Mar 31, 2005
Net revenues	$66,993	$65,243	$64,204	$261,844	$253,756
Cost of revenues	30,449	30,017	30,073	122,392	123,253

Gross profit	36,544	35,226	34,131	139,452	130,503
Operating expenses:
Research and development	22,170	22,775	24,562	91,080	118,665
Selling, general and administrative	14,263	14,239	14,258	58,396	59,821
Stock-based compensation:
Research and development	666	654	708	2,690	3,407
Selling, general and administrative	1,410	783	858	3,761	5,259
Amortization of purchased intangibles	1,107	1,107	1,608	4,588	6,960
Impairment of purchased intangibles	—	—	—	—	27,330
Impairment of goodwill	131,216	—	—	131,216	—
Acquired in-process research and development	—	—	—	—	13,400
Restructuring charges	7,704	1,339	1,233	12,602	9,622
Litigation settlement, net	—	—	350	—	29,250

Total operating expenses	178,536	40,897	43,577	304,333	273,714

Operating loss	(141,992)	(5,671)	(9,446)	(164,881)	(143,211)
Interest and other income, net	3,992	4,940	4,108	15,873	18,699

Loss before income taxes	(138,000)	(731)	(5,338)	(149,008)	(124,512)
Income tax expense (benefit)	328	(1,315)	—	(636)	2,861

Net income (loss)	$(138,328)	$584	$(5,338)	$(148,372)	$(127,373)

Income (loss) per share:
Basic income (loss) per share	$(0.47)	$0.00	$(0.02)	$(0.49)	$(0.41)

Diluted income (loss) per share	$(0.47)	$0.00	$(0.02)	$(0.49)	$(0.41)

.
Shares used in calculating basic and diluted income (loss) per share:
Basic	294,442	297,119	308,448	300,841	309,456

Diluted	294,442	299,049	308,448	300,841	309,456

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005	Mar 31, 2006	Mar 31, 2005
GAAP net income (loss)	$(138,328)	$584	$(5,338)	$(148,372)	$(127,373)
Adjustments:
Stock-based compensation (1)	2,097	1,458	1,514	6,540	9,245
Amortization of purchased intangibles (2)	4,732	4,732	6,805	22,232	32,487
Impairment of purchased intangibles (3)	—	—	—	—	27,330
Impairment of goodwill(4)	131,216	—	—	131,216	—
Restructuring charges (5)	7,704	1,339	1,233	12,602	9,622
Litigation settlement, net (6)	—	—	350	—	29,250
Realized gain on sale of strategic equity investment (7)	—	(672)	—	(672)	—
Acquired in-process research and development (8)	—	—	—	—	13,400
Payroll taxes on certain stock option exercises (9)	2	1	10	3	12
Income tax adjustments (10)	(1,377)	(2,663)	(1,006)	(5,676)	3,558

Total GAAP to non-GAAP adjustments	144,374	4,195	8,906	166,245	124,904

Non-GAAP net income (loss)	$6,046	$4,779	$3,568	$17,873	$(2,469)

Non-GAAP income (loss) per share:
Diluted income (loss) per share	$0.02	$0.02	$0.01	$0.06	$(0.01)

Reconciliation of shares used in calculating the non-GAAP income (loss) per share:
GAAP diluted shares used	294,442	299,049	308,448	300,841	309,456
Adjustment for dilutive securities (11)	2,119	—	1,972	1,690	—

Non-GAAP shares used in the EPS calculation	296,561	299,049	310,420	302,531	309,456

Non-GAAP adjustments include:

(1)	The exclusion of stock based compensation. This amount is included in cost of goods sold, research and development, and selling, general and administrative.

(2)	The exclusion of amortization of purchased intangible assets associated with purchase acquisitions.

(3)	The exclusion of impairment charges related to purchased intangible assets recorded in accordance with FASB 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

(4)	The exclusion of a goodwill impairment charge recorded in accordance with FASB 142, “Goodwill and Other Intangible Assets.”

(5)	The exclusion of restructuring charges for non-cash and cash items. Non-cash items includes fixed asset impairments and prepaid asset write-offs. Cash items include severance and excess facilities charges.

(6)	The exclusion of litigation costs associated with the settlement of shareholder lawsuit.

(7)	The exclusion of realized gains on the sale of strategic equity investments.

(8)	The exclusion of acquired in-process research and development costs associated with purchase acquisitions.

(9)	The exclusion of payroll taxes associated with certain stock option exercises.

(10)	The income taxes are adjusted to reflect a long-term tax rate.

(11)	The shares adjustment for dilutive securities includes stock awards outstanding calculated under the treasury stock method that are not included in the GAAP diluted calculation as their effect would be anti-dilutive.

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED NON-GAAP ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the most directly comparable non-GAAP measure.

	Three months ended			Year ended
	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005	Mar 31, 2006	Mar 31, 2005
GROSS PROFIT:
GAAP gross profit	$36,544	$35,226	$34,131	$139,452	$130,503
Amortization of purchased intangibles	3,625	3,625	5,197	17,644	25,527
Stock-based compensation	21	21	43	89	674

Non-GAAP gross profit	$40,190	$38,872	$39,371	$157,185	$156,704

OPERATING EXPENSES:
GAAP operating expenses	$178,536	$40,897	$43,577	$304,333	$273,714
Amortization of purchased intangibles	1,107	1,107	1,608	4,588	6,960
Impairment of purchased intangibles	—	—	—	—	27,330
Impairment of goodwill	131,216	—	—	131,216	—
Acquired in-process research and development	—	—	—	—	13,400
Stock-based compensation	2,076	1,437	1,471	6,451	8,571
Restructuring charges	7,704	1,339	1,233	12,602	9,622
Litigation settlement, net	—	—	350	—	29,250
Payroll taxes on certain stock option exercises	2	1	10	3	12

Non-GAAP operating expenses	$36,431	$37,013	$38,905	$149,473	$178,569

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$3,992	$4,940	$4,108	$15,873	$18,699
Realized gain on sale of strategic equity investments	—	(672)	—	(672)	—

Non-GAAP interest and other income, net	$3,992	$4,268	$4,108	$15,201	$18,699

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$328	$(1,315)	$—	$(636)	$2,861
Income tax adjustments	1,377	2,663	1,006	5,676	(3,558)

Non-GAAP income tax expense (benefit)	$1,705	$1,348	$1,006	$5,040	$(697)